UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 4, 2016

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Hyster-Yale Materials Handling, Inc. (the "Company") held its Annual Meeting of Stockholders on May 4, 2016.

The stockholders elected each of the following ten nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
J.C. Butler, Jr.	46,641,211	460,446	655,929
Carolyn Corvi	46,952,282	149,375	655,929
John P. Jumper	46,810,834	290,823	655,929
Dennis W. LaBarre	46,775,841	325,816	655,929
F. Joseph Loughrey	46,806,839	294,818	655,929
Alfred M. Rankin, Jr.	46,648,729	452,928	655,929
Claiborne R. Rankin	46,637,272	464,385	655,929
John M. Stropki	46,811,736	289,921	655,929
Britton T. Taplin	46,639,704	461,953	655,929
Eugene Wong	46,917,307	184,350	655,929

The stockholders confirmed the the Company's Named Executive Officer Compensation:

For	44,458,397
Against	2,627,304
Abstain	15,956
Broker Non-Votes	655,929

The stockholders confirmed the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for the current fiscal year:

For	47,744,232
Against	9,646
Abstain	3,708

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 5, 2016		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary